EXHIBIT 10.16
FIRST AMENDMENT TO LOAN AGREEMENT
          THIS AMENDMENT OF LOAN AGREEMENT (this “Amendment”) is made as of this 23rd day of March, 2010, by and among CSS INDUSTRIES, INC. (the “Borrower”), the lenders from time to time parties to the Loan Agreement defined below (the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) for the Lenders.
Background:
          A. The Administrative Agent, the Lenders and the Borrower entered into a Second Amended and Restated Loan Agreement dated as of November 21, 2008 (as heretofore modified and amended, the “Loan Agreement”), pursuant to which the Lenders agreed to make Advances from time to time to the Borrower.
          B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain of the provisions in the Loan Agreement with respect to the Fixed Charge Coverage Ratio, all on the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the legality and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Definitions. Capitalized terms used herein, including in the foregoing recitals, and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
     2. Amendments to Loan Agreement. The Loan Agreement is hereby amended effective as of the date set forth above (the “Amendment Effective Date”) as follows:
          (a) The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.1 is amended and restated to read in full as follows:
          “‘Fixed Charge Coverage Ratio’: For any period, the ratio of (a) the Borrower’s Consolidated EBITDA for such period to (b) the sum of the Borrower’s (i) current portion of principal on all long-term Indebtedness (excluding the Revolving Credit and the NPA Final Payment) determined at the beginning of such period, plus (ii) Consolidated Interest Expense (including interest in respect of the Revolving Credit and discount payable in respect of the Accounts Receivable Securitization) for such period, plus (iii) Consolidated Tax Expense for such period, plus (iv) cash dividends paid by the Borrower to the holders of its Capital Stock during such period.”

          (b) The following new definition of “NPA Final Payment” is added to Section 1.1 in the appropriate alphabetical order:
          “‘NPA Final Payment’: The final principal payment made by the Borrower as of December 13, 2009 on account of all its outstanding obligations to the Noteholders under the Note Purchase Agreement.”
          (c) Section 7.1 is amended and restated to read in full as follows:
          “7.1 Fixed Charge Coverage Ratio. The Borrower shall have and maintain a Fixed Charge Coverage Ratio (measured on a rolling four quarter basis) of not less than (a) 1.25 to 1.00 when the aggregate amount of the current portion of principal payments on long-term Indebtedness (excluding the Revolving Credit and the NPA Final Payment) of the Borrower, on a consolidated basis, during such four quarter period then ending is equal to or greater than $1,000,000 and (b) 1.35 to 1.00 when the aggregate amount of the current portion of principal payments on long-term Indebtedness (excluding the Revolving Credit and the NPA Final Payment) of the Borrower, on a consolidated basis, during such four quarter period then ending is less than $1,000,000.”
     3. Amendment to the Loan Documents. All references to the Loan Agreement in the Loan Documents shall be deemed to refer to the Loan Agreement as amended hereby.
     4. Ratification of the Loan Documents. Notwithstanding anything to the contrary herein contained or any claims of the parties to the contrary, the Administrative Agent, the Lenders and the Borrower agree that the Loan Documents are in full force and effect and each such document shall remain in full force and effect, as amended by this Amendment and the Borrower hereby ratifies and confirms its obligations thereunder.
     5. Representations and Warranties.
          (a) The Borrower hereby certifies that after giving effect to this Amendment, (i) the representations and warranties of the Borrower in the Loan Agreement are true and correct in all material respects as if made on the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Loan Agreement or the other Loan Documents exists on the date hereof.
          (b) The Borrower further represents that the Borrower has all the requisite power and authority to enter into and to perform its obligations under this Amendment, and that the execution, delivery and performance of this Amendment have been duly authorized by all requisite action and will not violate or constitute a default under any provision of any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect or of the Certificate of Incorporation, by-laws or other organizational documents of the Borrower, or of any indenture, note, loan or loan agreement, license or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties are bound.

          (c) The Borrower also further represents that its obligations to repay the Advances, together with all interest accrued thereon, are absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Advances.
          (d) The Borrower also further represents that there have been no changes to the Certificate of Incorporation, by-laws or other organizational documents of the Borrower since the most recent date true and correct copies thereof were delivered to the Administrative Agent.
     6. Conditions Precedent. The amendments set forth herein shall be effective as of the Amendment Effective Date upon the fulfillment, to the satisfaction of the Administrative Agent and its counsel, of the following conditions precedent:
          (a) The Borrower shall have delivered to the Administrative Agent the following, all of which shall be in form and substance satisfactory to the Administrative Agent and shall be duly completed and executed:
(i)	counterparts of this Amendment executed by the Borrower and the Majority Lenders;

(ii)	the Consent and Acknowledgment of Guarantors attached as Exhibit A hereto, executed by each Guarantor; and

(iii)	such additional documents, certificates and information as the Administrative Agent may reasonably request.
          (b) After giving effect to this Amendment, the representations and warranties set forth in the Loan Agreement shall be true and correct on and as of the date hereof.
          (c) After giving effect to this Amendment, no Event of Default, and no event which, with the passage of time or the giving of notice, or both, would become such an Event of Default shall have occurred and be continuing as of the date hereof.
     7. Miscellaneous
          (a) To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and each Guarantors waive and releases and forever discharges the Administrative Agent and the Lenders and their respective officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind of which it has knowledge as of the date hereof against any of them arising out of or relating to the Loan Documents. The Borrower further agrees to indemnify and hold the Administrative Agent, the Lenders and their respective officers, directors, attorneys, agents and employees (collectively, the “Indemnitees”) harmless from any loss, damage, judgment, liability or expense (including reasonable attorneys’ fees), other than any such loss, damage judgment, liability or expense caused by the Indemnitee’s own willful misconduct or gross negligence, suffered by or rendered against any of them on account of any claims arising out of or relating to the Loan Documents.

The Borrower and each Guarantor further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.
          (b) All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to the Administrative Agent in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.
          (c) This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.
          (d) In the event any provisions of this Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
          (e) This Amendment shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.
          (f) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (g) The headings used in this Agreement are for convenience of reference only, do not form a part of this Amendment and shall not affect in any way the meaning or interpretation of this Amendment.
     The Borrower expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CSS INDUSTRIES, INC.

By: Name:	/s/ Clifford E. Pietrafitta Clifford E. Pietrafitta
Title:	Vice President — Finance

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By:	/s/ Meredith Jermann
Name: Meredith Jermann
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Stephen T. Dorosh
Name: Stephen T. Dorosh
Title: Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Jonathan H. Sprogell
Name: Jonathan H. Sprogell
Title: Senior Vice President

TD BANK, N.A., as a Lender

By:	/s/ Robyn Zeller
Name: Robyn Zeller
Title: Senior Vice President